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                                                                     EXHIBIT 5.1



                          LANG MICHENER LAWRENCE & SHAW
                                1500 ROYAL CENTRE
                             1055 W. GEORGIA STREET
                                 P.O. BOX 11117
                             VANCOUVER, B.C. V6E 4N7
                                     CANADA

                                  JUNE 19, 2000

GLAMIS GOLD LTD.
5190 Neil Road, Suite 310
Reno, Nevada 89502

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Glamis Gold Ltd. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), that you are filing with the United States Securities and Exchange Commission with respect to an additional 2,016,800 common shares without par value (the "Shares"), which may be issued pursuant to the your Amended Incentive share Purchase Option Plan dated for reference September 30, 1995 (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of the Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued as fully paid and nonassessable shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,

                                   (Signed)       Lang Michener Lawrence & Shaw